UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2017
Commission File No. 1-5998

Date of report (Date of earliest event reported)	September 18, 2018

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 18, 2018, Marsh & McLennan Companies, Inc. (the “Company”) issued an announcement (the “Rule 2.7 Announcement”) under Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Code”) disclosing the terms of a recommended cash offer for the entire issued and to be issued share capital of Jardine Lloyd Thompson Group plc, a public company organized under the laws of England and Wales (“Jardine Lloyd Thompson”) (the “Transaction”). In connection with the Transaction, (i) the Company, MMC Treasury Holdings (UK) Limited, a private limited company organized under the laws of England and Wales and a wholly-owned subsidiary of the Company (“MMC Bidco”), and Jardine Lloyd Thompson entered into a co-operation agreement (the “Co-operation Agreement”), (ii) certain shareholders of Jardine Lloyd Thompson delivered to the Company, MMC Bidco and Jardine Lloyd Thompson deeds of irrevocable undertaking, and (iii) the Company, the lenders party thereto and Goldman Sachs Bank USA (“Goldman Sachs”), as administrative agent, entered into a Bridge Loan Agreement, dated as of September 18, 2018 (the “Bridge Loan Agreement”).

Rule 2.7 Announcement

On September 18, 2018, the Company issued the Rule 2.7 Announcement disclosing the terms of the Transaction. Under the terms of the Transaction, Jardine Lloyd Thompson shareholders will receive £19.15 in cash for each Jardine Lloyd Thompson share, which values Jardine Lloyd Thompson’s existing issued and to be issued share capital at approximately £4.3 billion (or approximately $5.6 billion based on an exchange rate of U.S. $1.31:£1). The Company intends to implement the Transaction by way of a scheme of arrangement (“Scheme”) under Part 26 of the United Kingdom Companies Act 2006, as amended (the “Companies Act”).

The Transaction will be subject to conditions and certain further terms, including, among others, (i) the approval of the Scheme by a majority in number of Jardine Lloyd Thompson shareholders also representing not less than 75% in value of the Jardine Lloyd Thompson shareholders, in each case present and voting, either in person or by proxy, at the Jardine Lloyd Thompson shareholders’ meeting; (ii) the sanction of the Scheme by the High Court of Justice in England and Wales; (iii) the Scheme becoming effective no later than December 31, 2019; and (iv) the receipt of certain antitrust, regulatory and other approvals. The conditions to the Transaction are set out in full in the Rule 2.7 Announcement. Subject to the satisfaction or waiver of all relevant conditions, it is expected that the Transaction will be completed in the first quarter of 2019.

The Company is entitled to implement the Transaction by way of a takeover offer (as defined in Part 28 of the Companies Act) in certain circumstances, subject to the terms of the Co-operation Agreement and the consent of the Panel on Takeovers and Mergers in the United Kingdom (the “Panel”).

Co-operation Agreement

On September 18, 2018, the Company, MMC Bidco and Jardine Lloyd Thompson entered into the Co-operation Agreement, pursuant to which (i) the Company has undertaken, among other things, to take all steps necessary to obtain required antitrust clearances by committing to remedies that may be required for that purpose and reasonable best endeavors to obtain required regulatory clearances in respect of the Transaction, and (ii) Jardine Lloyd Thompson has undertaken, among other things, to use reasonable endeavors to obtain required antitrust clearances and reasonable best endeavors to obtain required regulatory clearances in respect of the Transaction, in each case as soon as reasonably possible. The parties have also undertaken to provide each other with such information and assistance as may reasonably be required for the purpose of making any filing, notification or submission to relevant antitrust and regulatory authorities. In addition, MMC Bidco has agreed to provide Jardine Lloyd Thompson with information required for the preparation of Scheme documentation. The Co-operation Agreement addresses certain other matters, as set forth therein.

Irrevocable Undertakings

On September 18, 2018, JMH Investments Limited (the “Shareholder”) delivered to the Company, MMC Bidco and Jardine Lloyd Thompson a deed of irrevocable undertaking (the “Shareholder Undertaking”) under which such Shareholder agrees, among other things, to vote its Jardine Lloyd Thompson shares in favor of the Scheme and against any proposal that would impede or frustrate the Transaction. The Shareholder Undertaking represents an aggregate of 87,974,158 Jardine Lloyd Thompson shares, or approximately 40.2% of Jardine Lloyd Thompson’s outstanding shares as of September 17, 2018.

In addition, on September 18, 2018, each member of the board of directors of Jardine Lloyd Thompson that holds Jardine Lloyd Thompson shares delivered to the Company, MMC Bidco and Jardine Lloyd Thompson a deed of irrevocable undertaking (collectively, the “Director Undertakings”) under which each such director agrees, among other things, to vote his or her Jardine Lloyd Thompson shares in favor of the Scheme and against any proposal that would impede or frustrate the Transaction. The Director Undertakings represent an aggregate of 627,011 Jardine Lloyd Thompson shares, or approximately 0.3% of Jardine Lloyd Thompson’s outstanding shares as of September 17, 2018.

The Shareholder Undertaking and the Director Undertakings will remain in effect if the Company and MMC Bidco elect to effect the Transaction by way of a takeover offer and will cease to be binding in certain circumstances.

Bridge Credit Facility

To finance the Transaction, on September 18, 2018 (the “Effective Date”), the Company entered into the Bridge Loan Agreement with the lenders from time to time party thereto (the “Lenders”) and Goldman Sachs as administrative agent. The Company is the borrower under the Bridge Loan Agreement. The Bridge Loan Agreement provides for commitments in the aggregate principal amount of £5.2 billion, which will be denominated in Pounds Sterling. Loans made under the Bridge Loan Agreement will mature on the date that is 364 days from the date of the borrowing under the Bridge Loan Agreement.

The borrowing under the Bridge Loan Agreement bears interest at the London Interbank Offered Rate for Pounds Sterling, plus an applicable margin based on the Company’s public debt ratings. The Bridge Loan Agreement also provides for (i) unused commitment fees based on the Company’s public debt ratings and (ii) duration fees equal to 0.50% per annum 90 days after the closing date, 0.75% per annum 180 days after the closing date and 1.00% per annum 270 days after the closing date, of the aggregate principal amount of the advances and commitments of each Lender outstanding at the close of business on such date.

The Bridge Loan Agreement requires the Company to maintain a leverage ratio as at the most recently completed four consecutive fiscal quarters of the Company ending on or prior to such date of no more than 3.25 to 1, which leverage ratio shall be modified upon the closing of the Transaction to the lesser of (i) 4.00 to 1 and (ii) the leverage ratio then in effect under the Company’s existing $1.5 billion Amended and Restated 5 Year Credit Agreement dated November 24, 2015 among the Company, the subsidiaries of the Company party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent. Such leverage ratio is calculated as the ratio of Consolidated Funded Debt at such date to Consolidated Adjusted EBITDA for the most recently completed four consecutive fiscal quarters of the Company ending on or prior to such date. Consolidated Funded Debt is defined as, without duplication, all debt of the Company and its subsidiaries determined on a consolidated basis, net of cash and cash equivalents held either (i) in the United States free of liens and rights of others or (ii) in an escrow account established by the Company or MMC Bidco for purposes of funding the related acquisition. Consolidated Adjusted EBITDA is defined as consolidated net income, interest expense, income tax expense, depreciation expense, amortization expense, to the extent deducted in calculating net income, charges in respect of settlement costs, to the extent deducted in calculating net income, the amount of any losses associated with sales of assets other than in the ordinary course of business, stock option compensation expense resulting from the adoption of Financial Accounting Standards Board Statement No. 123R, the amount of any increase in pension expense resulting from the application of Financial Accounting Standards Board Statement No. 87 or any successor thereto, non-recurring non-cash charges and investment loss in respect of a certain portfolio of investments and sublease charges associated with vacating rental properties, in each case, determined in accordance with generally accepted accounting principles for the most recently completed four consecutive fiscal quarters of the Company ending on or prior to such date.

The Bridge Loan Agreement also requires the Company to maintain a consolidated interest coverage ratio of not less than 4.00 to 1. Such consolidated interest coverage ratio is calculated as the ratio of Consolidated Adjusted EBITDA for the most recently completed four consecutive fiscal quarters of the Company to consolidated interest expense (subject to certain exceptions as set forth in the Bridge Loan Agreement).

The Bridge Loan Agreement contains events of default customary for financings of this type, including, but not limited to, payment defaults, covenant defaults, material inaccuracy of representations and warranties, certain events of bankruptcy or insolvency, certain events under ERISA, material judgments and changes of control. If such an event of default occurs, the lenders under the Bridge Loan Agreement would be entitled to take various actions, including, but not limited to, terminating the commitments under the Bridge Loan Agreement.

The Company intends to obtain permanent financing for the Transaction prior to the closing of the Transaction to replace in full or in part the commitments or the loans then outstanding under the Bridge Loan Agreement. The aggregate amount of the commitments and loans received from such permanent financing would be applied to reduce, on a Pound Sterling-for-Pound Sterling basis, the commitments and loans under the Bridge Loan Agreement.

The foregoing summary of the Transaction, the Rule 2.7 Announcement, the Co-operation Agreement, the Shareholder Undertaking and the Director Undertakings do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Rule 2.7 Announcement, which is attached as Exhibit 2.1 hereto and incorporated by reference herein, the full text of the Co-operation Agreement, which is attached as Exhibit 2.2 hereto and incorporated by reference herein and the full text of the Shareholder Undertaking and the form of Director Undertaking, which are attached as Exhibits 10.1 and 10.2, respectively, hereto and incorporated by reference herein.

The foregoing summary of the Bridge Loan Agreement is only a summary and is subject to, and qualified in its entirety by, the full text of the Bridge Loan Agreement, which is attached as Exhibit 10.3 hereto and incorporated by reference herein.

The Rule 2.7 Announcement, the Co-operation Agreement, the Shareholder Undertaking, the form of Director Undertaking, the Bridge Loan Agreement and the above descriptions have been included solely to provide investors and security holders with information regarding the terms of such documents. They are not intended to be a source of financial, business or operational information about the Company, MMC Bidco, Jardine Lloyd Thompson or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in such documents were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to such documents, as applicable; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the others for the purposes of allocating contractual risk among them instead of establishing matters of fact; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, MMC Bidco, Jardine Lloyd Thompson or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such documents, as applicable, which subsequent information may or may not be fully reflected in public disclosures. As to factual matters concerning the Company, MMC Bidco and Jardine Lloyd Thompson, you should not rely upon the representations and warranties in such documents, as applicable.

Goldman Sachs and/or its affiliates have provided in the past, and may provide in the future, investment banking services to the Company. In addition, Goldman Sachs International is acting as financial advisor to the Company in connection with the Transaction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 18, 2018, the Company entered into the Bridge Loan Agreement as described under Item 1.01 above. The description of the Bridge Loan Agreement set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On September 18, 2018, the Company issued a press release announcing the Rule 2.7 Announcement. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1    Rule 2.7 Announcement, dated as of September 18, 2018.

2.2    Co-operation Agreement, dated as of September 18, 2018, by and among Marsh & McLennan Companies, Inc., MMC Treasury Holdings (UK) Limited and Jardine Lloyd Thompson Group plc.

10.1    Shareholder Undertaking, dated as of September 18, 2018.

10.2    Form of Director Undertaking, dated as of September 18, 2018.

10.3    Bridge Loan Agreement, dated as of September 18, 2018 by and between Marsh & McLennan Companies, Inc., the lenders party thereto and Goldman Sachs Bank USA, as administrative agent

99.1    Press release issued by Marsh & McLennan Companies, Inc., dated as of September 18, 2018.

FURTHER INFORMATION

This Form 8-K (this “Current Report”) is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Transaction or otherwise nor will there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable laws. The Transaction will be implemented solely pursuant to the terms of the Scheme Document, which will contain the full terms and conditions of the Transaction, including details of how to vote in respect of the Transaction. Any decision in respect of, or other response to, the Transaction should be made only on the basis of the information contained in the Scheme Document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward-looking statements involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Although the Company believes that its forward-looking statements are based on reasonable assumptions, expected results may not be achieved, and actual results may differ materially from its expectations.

The Company’s forward-looking statements should not be relied upon except as statements of the Company’s present intentions and of the Company’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures the Company has made in this Current Report, as well as the Company’s other filings with the Securities and Exchange Commission (the “SEC”). In particular, see the Company’s Annual Report on Form 10-K, filed with the SEC on February 22, 2018, a copy of which is available upon request from the Company. The Company does not assume any obligation to update the forward looking information contained in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MARSH & McLENNAN COMPANIES, INC.
By:    /s/ Katherine J. Brennan

Name:    Katherine J. Brennan

Title:	Deputy General Counsel, Chief Compliance Officer & Corporate Secretary
Date: September 18, 2018